Exhibit 10.40

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment (“Amendment”) to the March 18, 2013 Employment Agreement (“Employment Agreement”) by and among Stephen Spengler (the “Executive”), Intelsat S.A. and Intelsat Management LLC is entered into by the undersigned parties and is effective as of December 31, 2017.

1.	Section 3(a) of the Employment Agreement is amended and restated in its entirety, as follows:
“During the Term, effective as of December 11, 2014, for all services rendered under this Agreement, the Executive shall receive an aggregate annual base salary (“Base Salary”) at an initial rate of $650,000, which rate shall increase to $750,000 effective April 1, 2015, increase to $850,000 effective on or about March 1, 2016 (at the time that regular salary increases become effective for senior executive employees of the Company generally), increase to $950,000 effective on or about March 1, 2017 (at the time that regular salary increases become effective for senior executive employees of the Company generally), decrease to $750,000 effective January 1, 2018 and return to $950,000 effective January 1, 2019. Base Salary shall be subject to review by the Board in its sole discretion. References in this Agreement to “Base Salary” shall be deemed to refer to the most recently effective annual base salary rate; provided that for purposes of such references, the decrease in annual base salary for calendar year 2018 shall be disregarded. The Executive agrees that the reduction in Base Salary for calendar year 2018 described above (and any resulting effect on the Executive's Annual Bonus opportunity) will not constitute grounds for the Executive to terminate his employment or the Employment Agreement for Good Reason."

2.	As amended and modified by this Amendment, the Employment Agreement shall remain in full force and effect.

3.	If there is any conflict between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of December 31, 2017.

INTELSAT S.A.

By:     /s/ Michelle V. Bryan
Name: Michelle V. Bryan
Title: Executive Vice President, General Counsel and Chief Administrative Officer

INTELSAT MANAGEMENT LLC

By:     /s/ Michelle V. Bryan
Name: Michelle V. Bryan
Title: Deputy Chairman and Secretary

THE EXECUTIVE

/s/ Stephen Spengler
Stephen Spengler